EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-37134 of Infonet Services Corporation on Form S-8 of our reports dated June 20, 2003, appearing in this Annual Report on Form 10-K of Infonet Services Corporation for the year ended March 31, 2003.

/s/ DELOITTE & TOUCHE, LLP

Los Angeles, California June 20, 2003